UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2011

Brown & Brown, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2011, Brown & Brown, Inc. (the "Company"), a Florida corporation, Pacific Merger Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of the Company, Arrowhead General Insurance Agency Superholding Corporation, a Delaware corporation ("Arrowhead"), and Spectrum Equity Investors V, L.P., a Delaware limited partnership, solely in its capacity as the representative of Arrowhead's equityholders (the "Equityholders' Representative"), entered into a merger agreement (the "Agreement").  The Agreement contemplates that the Merger Sub will merge with and into Arrowhead, with Arrowhead as the surviving corporation (the "Merger").

Immediately upon the consummation of the Merger, Arrowhead's shares will be converted into the rights to receive cash equal, collectively, to $395.0 million, subject to adjustments for options to purchase shares of Arrowhead's common stock, working capital, sharing of net operating tax losses, Arrowhead's preferred stock units, transaction expenses, and closing debt.  In addition, within 60 days following the third anniversary of the Merger's closing date, the Company will pay to certain current Arrowhead equityholders additional earn-out payments equal, collectively, to $5.0 million, subject to certain adjustments based on the cumulative EBITDA of Arrowhead and all of its subsidiaries, as calculated under the Agreement, during the final year of the three-year period following the Merger's closing date.

Under the Agreement, the Merger is subject to certain closing conditions including that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and if applicable, shall have expired or been terminated and the delivery of written consents to the Merger by certain insurance companies with which Arrowhead does business.  If the Merger is not closed by February 13, 2012, either party may terminate the Agreement.

A copy of the Agreement will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2011.

Other than in respect of the Agreement, the Company and the Merger Sub have no material relationship with Arrowhead or the Equityholders' Representative.

The Company currently intends to finance the above transaction with a combination of its available cash and new third-party financing the Company is pursuing.  The Company may alternatively obtain the third-party financing under existing agreements and a commitment letter the Company has that remain subject to the Company reaching final agreements with those lenders.

This Form 8-K contains Forward-Looking Statements.  These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements.  These risks and uncertainties include, but are not limited to, those set forth in the Press Release attached as Exhibit 99.1 hereto.

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Item 7.01 Regulation FD Disclosure

On December 15, 2011, the Company issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No. Description

99.1 Press Release dated December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

/s/ CORY T. WALKER
December 16, 2011	By:	_________________________
Cory T. Walker
Sr. Vice President, Treasurer and
Chief Financial Officer

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